SIAM CITY BANK PUBLIC COMPANY LIMITED

                    Pledge Agreement of Financial Instrument

                                                             Made at Head Office

                                                                 18 October 2001

We, King Power Duty Free Co., Ltd., Thai nationality, with offices at 26th & 27th Floors, Siam Tower, 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereinafter called the "Pledgor," have made this Pledge Agreement of the Financial Instrument issued to the person by name and given it to Siam City Bank Public Company Limited, hereinafter called the "Bank" to indicate that the Pledgor has pledged and the Bank has accepted the pledge

         Passbook of Fixed Deposit Account No.         001-3-09768-5
         Amount                                        Baht  69,112,526.14

totaling Baht 69,112,526.14 (Sixty-Nine Million One Hundred Twelve Thousand Five Hundred Twenty-Six Baht and Fourteen Satang) which is a "financial instrument issued to the person by name" whereby the Bank is the debtor of the said financial instrument, hereinafter called the "Pledged Property" as follows :

1. The Pledgor has pledged the Pledged Property to the Bank as collateral for the overdraft, loan, debts related to letter of credit, trust receipt, issuance of all types of letter of guarantee, sale of discounted promissory note, aval, guarantee of promissory or other debts related to the promissory note, debts related to guarantee or any other debt the Pledgor and/or -, hereinafter called "the above mentioned debtor," owed to the Pledgee at the time of entering into this agreement or the future debt for an amount of Baht 69,047,500.00 (Sixty-Nine Million Forty-Seven Thousand Five Hundred Baht) and all accessories thereof according to Section 748 of the Civil and Commercial Code. The Pledgor agrees to pay the maximum interest rate as announced by Siam City Bank Public Company Limited, which at present is 14.00% p.a.

2. The Pledgor confirms and promises that the Pledgor owns/has the right on the Pledged Property legally and it is free of proprietary interest or preferential right or right or encumbrance at the time of entering into this agreement.

3. On the signing date of this agreement, the Pledgor has endorsed the pledge on the Pledged Property and handed it over to the Bank for retention.

4. The Pledgor agrees to not exercise the right to withdraw the money from the Pledged Property, except for performance of obligations to the Bank only.

5. In case the right on the Pledged Property becomes due prior to the due date of performance of obligations, the Pledgor consents to extend validity of the deposit further, which shall be deemed the pledge under this agreement continuously.

6. Should any problem has arisen regarding ownership/right of the Pledgor in the Pledged Property and/or the said debtor is in default of performance of obligations or the Pledgor is in breach of any clause of this agreement, the Bank is entitled to immediately call for performance of obligations and enforce the pledge.

7. Due to the fact that the Bank is the debtor of the Pledged Property and also the Pledgee, therefore the Bank and the Pledgor agree that this agreement shall serve as a notice of the pledge to the debtor of the financial instrument as stipulated in Section 752 of the Civil and Commercial Code as well.

The Pledgor, having understood the contents of this agreement entirely, hereunder signs his name and affix seal, if any, in the presence of witnesses.



(Company Seal Affixed)             - signed -                            Pledgor
                        (King Power Duty Free Co., Ltd.)


                                   - signed -                            Witness
                            (Mr. Nophadon Seehapanya)


                                   - signed -                            Witness
                      (Miss Nanthiphon Phathanaphongsathit)

                      SIAM CITY BANK PUBLIC COMPANY LIMITED

                  Letter of Consent for Bank Deposits Deduction

                                                             Made at Head Office

                                                                 18 October 2001


We, King Power Duty Free Co., Ltd., Thai nationality, with offices at 26th & 27th Floors, Siam Tower, 989, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, hereinafter called the "Consent Giver," the owner of

         Passbook of Fixed Deposit Account No.           001-3-09768-5
         Amount  (Sixty-Nine Million One Hundred Twelve Thousand Five Hundred
         Twenty-Six Baht and Fourteen Satang)            Baht  69,112,526.14

totaling Baht 69,112,526.14 (Sixty-Nine Million One Hundred Twelve Thousand Five Hundred Twenty-Six Baht and Fourteen Satang), hereinafter called the "Deposits," made this letter of consent to Siam City Bank Public Company Limited, hereinafter called the "Bank," as follows :

1. The Consent Giver consents the Bank to bring any or all types of debt that the Consent Giver and/or - , hereinafter called "the above mentioned debtor," owe to the Bank at present and/or in the future, including interests, stamp duties, fees, expenses, damages or indemnity and other charges, whether it is due for payment or not, to deduct payment therefor from the deposits and/or debited into the above stated bank account, either in whole or in part, at any time whereby disregarding whether it is due date for payment or not, without having to notify the Consent Giver, and the Consent Giver agrees to not object or dispute or enter an action claiming refund or cite the right of claim to the Bank.

         If deduction for payment or debit into the said bank account appears to be insufficient amount to perform the obligations, the Consent Giver agrees to pay the difference thereof to the bank accordingly.

2. In case the above bank account becomes due while the obligations under Clause 1 have not been performed, the Consent Giver consents the bank to extend the validity of deposits continuously with no condition whatsoever, and the Consent Giver agrees that the extended deposits shall be binding. Thereby, the Bank is entitled to make deduction or debit payment of the debt under Clause 1 in all respects, though the Consent Giver may not indicate the consent or endorse the new financial instrument.

3. Giving of the rights under this Letter of Consent shall also bind the subrogee of the Consent Giver until performance of obligations has been made accordingly.

The Consent Giver, having understood the contents of this Letter of Consent entirely, hereunder sign his name (and affix seal, if any) in the presence of witnesses.


          - signed -                   Consent Giver      (Company Seal Affixed)
(King Power Duty Free Co., Ltd.)


       - signed -           Witness                    - signed -        Witness
(Mr. Nophadon Seehapanya)                  (Miss Nanthiphon Phathanaphongsathit)